Exhibit 99.1

Alliance One International, Inc. 8001 Aerial Center Parkway Post Office Box 2009 Morrisville, NC 27560-2009 USA	Tel: 919 379 4300 Fax: 919 379 4346 www.aointl.com
NEWS RELEASE		Contact:	Joel Thomas
(919) 379-4300

Alliance One International Announces Non-Reliance on Prior Period Financial Statements

Morrisville, NC – February 19, 2016 – Alliance One International, Inc. (NYSE: AOI) announced today that in connection with its previously-disclosed investigation into the discrepancies in accounts receivable and inventory of Alliance One Tobacco (Kenya) Limited at September 30, 2015 (the “Discrepancies”), the Audit Committee of AOI’s Board of Directors (the “Audit Committee”) has concluded that AOI’s consolidated financial statements as of and for each of the following fiscal periods should no longer be relied upon: (i) the fiscal quarter ended June 30, 2015, (ii) the fiscal year ended March 31, 2015 and each of the three prior fiscal quarters of such fiscal year, (iii) the fiscal year ended March 31, 2014 and each of the three prior fiscal quarters of such fiscal year, and (iv) the fiscal year ended March 31, 2013.

As AOI previously reported on February 4, 2016, the discrepancies amount to just under $50 million and its investigation includes a “roll-back” of the September 30, 2015 balance sheet to prior periods. Although this analysis is not yet complete, AOI believes based on its work to date that the Discrepancies also affect periods other than the Non-Reliance Periods. Specifically, AOI believes that a portion of the Discrepancies affects the fiscal quarter ended September 30, 2015 and that a portion of the Discrepancies also affects periods prior to April 1, 2012.

As previously reported, AOI has employed procedures to determine whether issues similar to those discovered in Kenya exist elsewhere within its global footprint. These procedures, which have been performed at selected origins, include, among others, additional inventory counts, third party account receivable verifications, and analytical procedures on fluctuations of other accounts. This work is complete pending final review and has not caused AOI to alter its previously disclosed belief that the reported discrepancies are unique to the Kenyan subsidiary.

In addition, as part of the investigation, AOI is reviewing its internal controls over financial reporting. Although the investigation remains ongoing, AOI believes based on its observations to date that material weaknesses existed in its internal controls during the Non-Reliance Periods that allowed the Discrepancies in Kenya to occur. As a result of these weaknesses, investors, analysts and other persons should not rely upon management’s reports on internal controls over financial reporting or AOI’s independent registered public accounting firm’s audit reports on the effectiveness of the Company’s internal controls over financial reporting during the Non-Reliance Periods. AOI is implementing steps to strengthen its internal control environment and to remediate the weaknesses that it has identified.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events and may be impacted by the current investigation noted herein. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results may

Alliance One International, Inc.

differ materially from those currently anticipated expected or projected. The following factors, among others, could cause actual results to differ from those expressed or implied by the forward-looking statements: changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations, currency and interest rate fluctuations, shifts in the global supply and demand position for tobacco products, resolution of tax matters, Alliance One’s ability to satisfy the New York Stock Exchange’s continued listing standards and the impact of regulation and litigation on customers. Additional factors that could cause Alliance One’s results to differ materially from those expressed or implied by forward-looking statements can be found in Alliance One’s most recent Annual Report on Form 10-K and the other filings with the Securities and Exchange Commission (the “SEC”) which are available at the SEC’s Internet site (http://www.sec.gov).

About Alliance One International, Inc.

Alliance One International is a leading independent global leaf merchant. For more information about Alliance One, visit the Company’s website at www.aointl.com.